STOCK BONUS AGREEMENT

     THIS STOCK BONUS AGREEMENT, dated as of January 9, 2004 (the
"Agreement"),  by and between Megola, Inc., a Nevada  Corporation
(the "Company") and Dennis Davies (the "Employee") (a "Party", collectively, the "Parties").

                            RECITALS

      WHEREAS, the Company has requested of Employee and the Employee has agreed to provide certain marketing services.

      WHEREAS, in connection with and in consideration for and as a bonus for such services, the Company has agreed to compensate
Employee with common stock of the Company in lieu of cash payment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

            1. Services. Employee has provided sales and marketing services and will continue to do so. NONE OF THE SERVICES PROVIDED BY EMPLOYEE HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE EMPLOYEE TO RAISE DEBT OR EQUITY CAPITAL.

The Parties hereby confirm and acknowledge that the services rendered by Employee hereunder: (a) consist and will consist of bona fide services rendered and to be rendered to Company, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Company.

            2.    Compensation.   (i)  In  consideration  of  the
Services to be provided by the Employee, as a bonus and in lieu of a cash payment, the Company agrees to issue to Employee
500,000 shares of common stock of the Company.

               (ii) The Company hereby agrees to register 250,000
of the Shares by filing a Form S-8 Registration Statement covering the Shares on the of the date of this Agreement.
Employee  shall  take  any  action reasonably  requested  by  the
Company in connection with registration or qualification of the Shares under federal or state securities laws The remainder shall be restricted and can only be resold under federal securities laws after receipt of an acceptable opinion of counsel.

                 IN  WITNESS  WHEREOF, THE  PARTIES  HERETO  HAVE
EXECUTED THIS INSTRUMENT THE DATE FIRST ABOVE WRITTEN.

                              Megola, Inc.

			      _________________________________
			      Joel Gardner, President

			      EMPLOYEE


			      By: _____________________________
			      Dennis Davies